UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2007

Alternative Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-128191	20-1776133
(Commission File Number)	(IRS Employer Identification No.)

2910 Bush Drive. Melbourne, Florida	32935
(Address of Principal Executive Offices)	Zip Code)

(321) 421-6349
Registrant’s telephone number, including area code
(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2007, Alternative Construction, Inc. (“ACC”) agreed to sell $4,347,826 million aggregate principal amount of its Senior Secured Convertible Debentures due 2009 (the “Debentures”), pursuant to the terms of a Securities Purchase Agreement dated as of June 30, 2007, among ACC and the purchasers named therein (the “Purchasers”), a copy of which is attached hereto as Exhibit 1.1 (the “Purchase Agreement”). Initial funding of $4,000,000 was received upon Closing.

In connection with the agreed issuance of Debentures, ACC also issued Common Stock Purchase Warrants (“Warrants”) also dated June 30, 2007 to the Purchasers, a copy of which is attached hereto as Exhibit 4.1. The Warrants allow the purchasers to acquire up to one hundred and fifty percent (150%) of the shares issuable upon conversion of the Debentures, at an exercise price of $4.00 per share. ACC has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering resales of ACC common stock issuable upon conversion of the Debentures or exercise of the Warrants. Also in connection with the Purchase Agreements, the Company entered into Lock-Up Agreements with certain of its stockholders, dated as of June 30, 2007, pursuant to which such stockholders have agreed not to sell or dispose of Company securities owned by them.

The Debentures will be convertible, at the option of the holder at any time on or prior to maturity, into shares of ACC common stock, at a conversion price of $4.00 per share, subject to adjustments. Interest on the Debentures will be payable monthly, beginning on July 30, 2007. The Debentures will accrue interest at a rate of ten percent (10%) per annum. The Debentures will mature on June 30, 2009.

The Debentures are secured by all of the assets of ACC and its subsidiaries and will have priority in right of payment with all of its existing unsecured and unsubordinated indebtedness.

The proceeds of this placement were used to pay-off approximately $1,150,000 of high-interest Notes, to retire a factoring facility and to pay-off a mortgage on ACC’s manufacturing plant, located in Bolivar, TN.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits:

1.1	Form of Securities Purchase Agreement, dated as of June 30, 2007, among Alternative Construction Company, Inc. and the Purchasers.

1.2	Form of Security Agreement among Alternative Construction Company, Inc. and the Purchasers.

4.1	Form of Common Stock Purchase Warrant dated as of June 30, 2007 issued by Alternative Construction Company, Inc. to the Purchasers.

4.2	Form of Senior Secured Convertible Debenture.

4.3	Form of Lock-Up Agreement dated as of June 30, 2007 between Alternative Construction Company, Inc. and certain of its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE CONSTRUCTION COMPANY, INC.

/s/ Michael Hawkins
Michael Hawkins Chief Executive Officer

Date: July 6, 2007

EXHIBIT INDEX
Exhibit:

1.1	Form of Securities Purchase Agreement dated as of June 30, 2007, among Alternative Construction Company, Inc. and the Purchasers.

1.2	Form of Security Agreement among Alternative Construction Company, Inc. and the Purchasers.

4.1	Form of Common Stock Purchase Warrant dated as of June 30, 2007 issued by Alternative Construction Company, Inc. to the Purchasers.

4.2	Form of Senior Secured Convertible Debenture.

4.3	Form of Lock-Up Agreement dated as of June 30, 2007 between Alternative Construction Company, Inc. and certain of its stockholders.